UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 19, 2018

CORE LABORATORIES N.V.
(Exact name of registrant as specified in its charter)
001-14273
(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Strawinskylaan 913
Tower A, Level 9
1017 XX Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Explanatory Note

This Amendment No. 1 to Form 8-K is being filed as an amendment to the Current Report on Form 8-K filed by Core Laboratories N.V. (the “Company”) on June 25, 2018 (the “Original Report”).  The Original Report was filed to report that on June 19, 2018, Core Laboratories N.V. and Core Laboratories (U.S.) Interests Holdings, Inc. entered into a Seventh Amended and Restated Credit Agreement (henceforth referred to as the “Amended Credit Agreement”) with various financial institutions which are parties to the Amended Credit Agreement (collectively, the “Lenders”), with Bank of America, N.A. also serving as administrative agent for the Lenders, swingline lender and as a letter of credit issuing bank.

In the Original Report, it was stated that the Amended Credit Agreement extends the maturity of the revolving credit facility for a five year period ending on June 19, 2024. The Seventh Amended Credit Agreement does have a five-year maturity date, but the maturity date was misstated and is actually June 19, 2023.

Item 1.01 Entry into Material Definitive Agreement.
The only change to what was reported in the Original Report is the correct maturity date (June 19, 2023) of the Amended Credit Agreement entered into on June 19, 2018.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: June 28, 2018	By	/s/ Christopher S. Hill
Christopher S. Hill
Chief Financial Officer